UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 6, 2015

FASTFUNDS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-33053	87-0425514
(Commission File Number)	(IRS Employer Identification No. )

319 Clematis Street, Suite 400, West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 514-9042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “ Filings ”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management.  Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “ Risk Factors ”) relating to our industry, operations and results of operations, and other relevant aspects of our business.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 7.01	Regulation FD Disclosure

On January 6, 2015, FastFunds Financial Corporation (“ FFFC ”) issued a convertible promissory note dated December 29, 2014 that netted FFFC $25,000 in financing.  FFFC intends to use the proceeds from this financing for general working capital and to fund the development of corporate initiatives relating to its business plan.

The terms of this financing agreed upon with the individual investor is described in the below items.

Item 1.01	Entry into a Material Definitive Agreement

Convertible Promissory Note to PURE ENERGY 714, LLC

On January 6, 2015, FastFunds Financial Corporation (“ FFFC ”) issued a Convertible Promissory Note dated December 29, 2014 (“Note”) in the principal amount of $25,000 with an interest rate of 10% per annum pursuant to the terms of the Convertible Promissory Note Agreement between FFFC, a Nevada corporation, and Pure Energy 714, LLC, a New Jersey Limited Liability Company (“Pure Energy”) (the “Note”). The transaction was completed on January 6, 2014.  The Pure Energy Note matures on September 29, 2015 (“Maturity Date”).

The Note may be prepaid only during the first thirty days following its issuance with payment of 125% of the face value plus accrued interest. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (18%) per annum from the due date thereof until the same is paid.

The Conversion Price shall be 50% multiplied by the Market Price (representing a discount rate of 50%). Market Price means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

FFFC claims an exemption from the registration requirements of the Securities Act of 1933, as amended (“ Act ”), for the private placement of these securities pursuant to Section 4(2) of the Act since, among other things, the transaction did not involve a public offering. Pure Energy is an accredited investor, Pure Energy had access to information about FFFC and its investment, Pure Energy took the securities for investment and not resale, and FFFC took appropriate measures to restrict the transfer of the securities.

The foregoing descriptions of the Pure Energy Agreement are qualified in their entirety by reference to such Promissory Note, which is filed as Exhibit 10.19 hereto and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The disclosures in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02	Unregistered Sales of Equity Securities

The disclosures in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits.

Exhibit Number	Description
10.19	Convertible Promissory Note Agreement between FastFunds Financial Corporation and Pure Energy 714, LLC dated December 29, 2014. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 12, 2015	FASTFUNDS FINANCIAL CORPORATION

	By:	/s/ Henry Fong
Henry Fong Chief Executive Officer